                                                                    EXHIBIT 21.1

                      SPATIALIZER AUDIO LABORATORIES, INC.

                    SCHEDULE OF SUBSIDIARIES OF THE COMPANY

Desper Products, Inc. -- Delaware, USA

MultiDisc Technologies, Inc. -- Delaware, USA

                                       49